As filed with the Securities and Exchange Commission on February 27, 2015

Registration No. 333-18485

Registration No. 333-18487

Registration No. 333-18493

Registration No. 333-29467

Registration No. 333-33185

Registration No. 333-36469

Registration No. 333-90777

Registration No. 333-90779

Registration No. 333-90781

Registration No. 333-36586

Registration No. 333-83712

Registration No. 333-97433

Registration No. 333-142974

Registration No. 333-151525

Registration No. 333-159605

Registration No. 333-167237

Registration No. 333-182961

Registration No. 333-182962

Registration No. 333-189605

Registration No. 333-196410

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-18485

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-18487

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-18493

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-29467

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-33185

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-36469

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-90777

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-90779

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-90781

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-36586

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-83712

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-97433

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-142974

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-151525

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-159605

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-167237

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-182961

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-182962

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-189605

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-196410

UNDER

THE SECURITIES ACT OF 1933

COVANCE INC.

(Exact name of registrant as specified in its charter)

Delaware	22-3265977
(State of Incorporation)	(IRS Employer Identification No.)

210 Carnegie Center

Princeton, New Jersey 08540-6233

(609) 452-8550

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Covance Inc. Employee Equity Participation Program

The Stock Purchase Savings Plan Of Covance Inc.

Covance Inc. Employee Stock Purchase Plan

Covance Inc. Conversion Equity Plan

Covance Inc. Restricted Share Plan

Covance Inc. Employee Stock Ownership Plan

Covance Inc. Deferred Stock Unit Plan For Non-Employee Members Of The Board Of Directors

1998 Non-Employee Director Stock Option Plan

Covance Inc. Director’s Restricted Stock Plan

Employee Stock Purchase Plan

2000 Employee Equity Participation Plan

2002 Employee Equity Participation Plan

2002 Employee Stock Option Plan

2007 Employee Equity Participation Plan

2008 Non-Employee Director Stock Option Plan

The Covance 401(k) Savings Plan

2010 Employee Equity Participation Plan

Non-Employee Directors Deferred Stock Plan

2013 Employee Equity Participation Plan

2014 Employee Equity Participation Plan

(Full Title of the Plan)

F. Samuel Eberts III

President, Secretary and Director

Covance Inc.

210 Carnegie Center

Princeton, New Jersey 08540-6233

(609) 452-8550

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed by Covance Inc., a Delaware corporation (“Covance”) with the Securities and Exchange Commission:

•	Registration Statement on Form S-8 (No. 333-18485), filed with the Commission on December 20, 1996, which registered the offering of an aggregate of 6,000,000 shares of common stock, $0.01 par value (“Shares”).

•	Registration Statement on Form S-8 (No. 333-18487), filed on December 20, 1996, which registered the offering of an aggregate of 2,000,000 Shares.

•	Registration Statement on Form S-8 (No. 333-18493), filed on December 20, 1996, which registered the offering of an aggregate of 1,000,000 Shares.

•	Registration Statement on Form S-8 (No. 333-29467), filed on June 18, 1997, which registered the offering of an aggregate of 1,500,000 Shares.

•	Registration Statement on Form S-8 (No. 333-33185), filed on August 8, 1997, which registered the offering of an aggregate of 343,428 Shares.

•	Registration Statement on Form S-8 (No. 333-36469), filed on September 26, 1997, which registered the offering of an aggregate of 511,572 Shares.

•	Registration Statement on Form S-8 (No. 333-90777), filed on November 12, 1999, which registered the offering of an aggregate of 50,000 Shares.

•	Registration Statement on Form S-8 (No. 333-90779), filed on November 12, 1999, which registered the offering of an aggregate of 300,000 Shares.

•	Registration Statement on Form S-8 (No. 333-90781), filed on November 12, 1999, which registered the offering of an aggregate of 105,000 Shares.

•	Registration Statement on Form S-8 (No. 333-36586), filed on May 9, 2000, which registered the offering of an aggregate of 5,600,000 Shares.

•	Registration Statement on Form S-8 (No. 333-83712), filed on March 5, 2002, which registered the offering of an aggregate of 2,000,000 Shares.

•	Registration Statement on Form S-8 (No. 333-97433), filed on July 31, 2002, which registered the offering of an aggregate of 9,150,000 Shares.

•	Registration Statement on Form S-8 (No. 333-142974), filed on May 15, 2007, which registered the offering of an aggregate of 1,600,000 Shares.

•	Registration Statement on Form S-8 (No. 333-151525), filed on June 9, 2008, which registered the offering of an aggregate of 200,000 Shares.

•	Registration Statement on Form S-8 (No. 333-159605), filed on May 29, 2009, which registered the offering of an aggregate of 7,000,000 Shares.

•	Registration Statement on Form S-8 (No. 333-167237), filed on June 1, 2010, which registered the offering of an aggregate of 4,300,000 Shares.

•	Registration Statement on Form S-8 (No. 333-182961), filed on July 31, 2012, which registered the offering of an aggregate of 200,000 Shares.

•	Registration Statement on Form S-8 (No. 333-182962), filed on July 31, 2012, which registered the offering of an aggregate of 7,000,000 Shares.

•	Registration Statement on Form S-8 (No. 333-189605), filed on June 26, 2013, which registered the offering of an aggregate of 2,800,000 Shares.

•	Registration Statement on Form S-8 (No. 333-196410), filed on May 30, 2014, which registered the offering of an aggregate of 2,540,000 Shares.

Covance, Laboratory Corporation of America Holdings, a Delaware corporation (“LabCorp”), and Neon Merger Sub Inc., a former Delaware corporation and a subsidiary of LabCorp (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 2, 2014. Pursuant to the Merger Agreement, Merger Sub was merged with and into Covance, with Covance surviving as a subsidiary of LabCorp (the “Merger”) upon the terms and subject to the conditions set forth in the Merger Agreement.

The Merger became effective on February 19, 2015.

In connection with the Merger, the offerings pursuant to the Registration Statements have been terminated. Covance hereby removes from registration the securities registered under the Registration Statements that remain unsold under the above listed Registration Statements as of the filing date of these Post-Effective Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton and State of New Jersey on February 27, 2015.

COVANCE INC.

By:	/s/ F. Samuel Eberts III
F. Samuel Eberts III President, Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments to the Registration Statements described above have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ F. Samuel Eberts III F. Samuel Eberts III	President, Secretary and Director (Principal Executive Officer)	February 27, 2015

/s/ Glenn A. Eisenberg Glenn A. Eisenberg	Executive Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	February 27, 2015